UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Multimedia Games, Inc.

(Name of Registrant as specified in its charter)

N/A

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MULTIMEDIA GAMES, INC.

206 Wild Basin

Building B, Fourth Floor

Austin, Texas 78746

(512) 334-7500

February 2, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc. to be held on Wednesday, March 2, 2005 at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper Rudnick Gray Cary US LLP, located at 1221 South Mopac Expressway, Fourth Floor, Austin, Texas, 78746.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement for Annual Meeting of Shareholders. A copy of our Annual Report on Form 10-K, as amended, for our fiscal year ended September 30, 2004 is also enclosed.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. To assure that your vote is counted, please sign, date, and promptly return your proxy in the enclosed postage-prepaid envelope. If you decide to attend the annual meeting and vote in person, you will, of course, be able to do so.

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

I sincerely hope that you can find the time to attend this annual meeting. I look forward to seeing you.

Respectfully yours,

Clifton E. Lind,

President and

Chief Executive Officer

MULTIMEDIA GAMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 2, 2005

February 2, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on March 2, 2005 at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper Rudnick Gray Cary US LLP, located at 1221 South Mopac Expressway, Fourth Floor, Austin, Texas, 78746 for the following purposes:

1.	To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: Thomas W. Sarnoff, Clifton E. Lind, Michael J. Maples, Robert D. Repass and John M. Winkelman.

2.	To ratify the appointment of BDO Seidman, LLP, as our independent auditors for the fiscal year ending September 30, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on January 13, 2005 are entitled to notice of and to vote at the annual meeting. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 206 Wild Basin, Building B, Fourth Floor, Austin, Texas, 78746, for ten days prior to the meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned by you. If you attend the annual meeting in person, you may vote in person, even if you have returned a proxy card.

By Order of The Board of Directors

Clifton E. Lind, President and Chief Executive Officer

MULTIMEDIA GAMES, INC.

206 Wild Basin

Building B, Fourth Floor

Austin, Texas 78746

(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 2, 2005

General

The enclosed proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc. for use at our annual meeting of shareholders. The annual meeting will be held on March 2, 2005 at 9:30 a.m. local time, at the offices of our outside legal counsel, DLA Piper Rudnick Gray Cary US LLP, located at 1221 South Mopac Expressway, Fourth Floor, Austin, Texas, 78746.

These proxy solicitation materials were mailed on or about February 2, 2005 to all shareholders entitled to vote at the annual meeting.

Voting by proxy

You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

•	FOR the election of the five (5) nominees for Director listed in this Proxy Statement; and

•	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent auditors.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes, and ratification of auditors. Non-routine matters include approvals of and amendments to stock plans.

You may revoke your proxy and give a new proxy or vote in person

You may revoke any proxy that has been executed and returned by you at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

•	Execute and return a subsequently dated revised proxy,

•	Give written notice of revocation to Multimedia Games, Attention: Craig S. Nouis, Inspector of Elections, or

•	Vote in person at the meeting.

Voting and quorum requirements at the meeting

Only holders of shares of common stock at the close of business on January 13, 2005 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 28,025,065 shares of common stock outstanding. You will have one vote for each share of common stock held by you on the record date. If your shares are held in the name of a broker, trust bank or other nominee, you will need to bring a proxy or letter from that broker, trust company or nominee that confirms that you are the beneficial owner of those shares, and that such broker, trust company or nominee has not voted those shares in any proxy submitted by it in connection with the annual meeting.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal. If a quorum is present, the affirmative vote of the holders of a majority of the shares present or represented at the meeting and that actually vote for or against the matter is required to approve proposal two. Directors are elected by a plurality vote, meaning that the five (5) nominees receiving the highest number of votes FOR will be elected as Directors.

Solicitation of proxies

We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. Our directors, officers and regular employees will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of five (5) directors is to be elected at the annual meeting. The five (5) nominees for Director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to five (5) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the five (5) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a Director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

Our bylaws set the size of our Board of Directors at seven members, or such other number as set from time to time by resolution of our Board of Directors. The Board is currently set at six members. Our Board of Directors may, following the annual meeting, increase the size of the Board and fill any resulting vacancy or vacancies. If our Board of Directors increases the size of the Board and elects a new director to fill the resulting vacancy, the new director must stand for election at the next year’s annual meeting.

The following table sets forth the nominees, their ages, their principal positions and, where applicable, the year in which each became a director. Each of the nominees was recommended for selection by the Board of Directors by a majority of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
Thomas W. Sarnoff	77	Director, Chairman of the Board	1997

Clifton E. Lind	58	President, Chief Executive Officer and Director	2000

Michael J. Maples, Sr.	66	Director	2004

Robert D. Repass	44	Director	2002

John M. Winkelman	58	Director	2000

Thomas W. Sarnoff has been a Director of ours since December 1997. He also served as the Interim Chairman of our Board from December 2003 until February 2004, at which time he was elected Chairman of the Board. Mr. Sarnoff was employed by the National Broadcasting Company, Inc., or NBC, for over 25 years, holding positions that included Vice President, Production and Business Affairs, Executive Vice President of West Coast activities, and last serving as President of NBC Entertainment Corporation from 1969 to 1977. After retiring from NBC in 1977, Mr. Sarnoff has been engaged in the production of television and film entertainment, primarily through Sarnoff Entertainment Corporation, which was formed in 1981. Mr. Sarnoff serves on many civic and charitable organizations and is currently the Chairman and Chief Executive Officer and a member of the Board of Directors of the Academy of Television Arts & Sciences Foundation. Mr. Sarnoff received a Bachelor of Science in Electrical Engineering from Stanford University.

Clifton E. Lind has been our Chief Executive Officer since February 2003. From June 1998 until February 2003, Mr. Lind was our President and Chief Operating Officer. Mr. Lind has been a director of ours since May 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, a high-tech manufacturing and services company. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind. Celmark, Inc. which provided management and financial consulting services. Mr. Lind received a Bachelor of Business Administration in Finance and a Master of Business Administration from the University of Texas at Austin.

Michael J. Maples, Sr. has been a Director of ours since August 2004. Mr. Maples held various management positions at Microsoft Corporation from April 1988 to July 1995, including Executive Vice President of the Worldwide Products Group. As a member of the Office of the President at Microsoft, Mr. Maples reported directly to the Chairman and Chief Software Architect. Previously, he served as Director of Software Strategy for International Business Machines Corp. Mr. Maples also currently serves on the boards of PeopleSoft, an enterprise software applications company, Motive, Inc., a service management software company, and Lexmark International, Inc., a laser and inkjet printer company. He is currently a member of the Board of Visitors of the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples received a Bachelor of Science degree in Electrical Engineering from the University of Oklahoma and a Master of Business Administration from Oklahoma City University.

Robert D. Repass has been a Director of ours since July 2002. In addition to his role as a Director, Mr. Repass serves as Chairman of our Audit Committee. Mr. Repass was a managing partner in the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and from March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia-based venture capital firm. From January 2002 until March 2002, Mr. Repass was a private consultant. Mr. Repass has also served as Vice President and Chief Financial Officer of Motion Computing, Inc., a mobile computing and wireless communication device company, since April 2002. Since January 2003, Mr. Repass has also served on the Board of Directors and is the Chairman of the Audit Committee of Bindview Development Corporation, a software company. Mr. Repass has over twenty years of public accounting, SEC and financial reporting experience. Mr. Repass received a Bachelor of Science in Accounting from Virginia Polytechnic Institute and State University.

John M. Winkelman has been a Director of ours since August 2000. From 1999 to 2000, Mr. Winkelman was the Chief Executive Officer of Viejas Casino and Turf Club, a casino owned and operated by the Viejas Tribe located in San Diego County, California. From 1989 to 1999, Mr. Winkelman was the Economic Development Advisor to the Viejas Tribal Council. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on tribal gaming and related economic development. Mr. Winkelman received a Bachelor of Arts in Laws and a Juris Doctor degree from Thomas Jefferson School of Law, formerly Western State University.

No family relationship exists between any of our directors and executive officers.

CORPORATE GOVERNANCE

Independent Directors

Our Board of Directors has determined that Messrs. Maples, Repass, Sarnoff and Winkelman each qualify as “independent” directors under the new Nasdaq Marketplace Rules as currently in effect. Therefore, a majority of the members of our Board of Directors are “independent” as such term is defined by the Nasdaq. In addition, our Board of Directors has reviewed and considered facts and circumstances relevant to the independence of such members, and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, which they intend to hold at least four times a year.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees. We have also adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer and all Senior Financial Officers, that meets the requirements of Item 406 of Regulation S-K as promulgated by the SEC. Our Code of Business Conduct and Ethics, including the Code of Ethics for Senior Financial Officers, is available free of charge by writing to our Director of Corporate Publications at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746.

Communications Between Shareholders and Directors

Shareholders may communicate with our Board of Directors by transmitting correspondence by mail to the address below, or electronically through the “Investor Relations – Corporate Governance Communications” form located on our website, which is www.multimediagames.com.

Multimedia Games, Inc.

ATTN: Chairman of the Board

206 Wild Basin Road

Building B, 4th Floor

Austin, TX 78746

The communications will be transmitted to the appropriate leadership of our Board of Directors as soon as practicable, unless our corporate secretary, in consultation with our legal counsel determines there are safety or security concerns that mitigate against further transmission of the communication. The Board of Directors shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings. At our last annual meeting, which was held on February 2, 2004, all of our then-current directors were in attendance.

Meetings of our Board of Directors

During the fiscal year ended September 30, 2004, our Board of Directors held 31 meetings, the Audit Committee held 21 meetings, the Compensation Committee held 3 meetings, the Special Committee held 3 meetings, and the Nominating and Corporate Governance Committee held 5 meetings. During that period no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our Board of Directors during the period that he served on such committees.

Committees of our Board of Directors

Our Board of Directors has three standing committees, which are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our Board of Directors and in accordance with the new Nasdaq Marketplace Rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the rules of the SEC promulgated under the 1934 Act.

The Audit Committee. Our Board of Directors has appointed Messrs. Maples, Repass, Sarnoff and Winkelman as members of the Audit Committee. The primary purpose of the Audit Committee is to assist our Board of Directors in monitoring:

•	The integrity of our financial statements;

•	The independent auditor’s qualifications and independence; and

•	The performance of our independent auditors.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, BDO Seidman, LLP, and the preparation of the Audit Committee report, which is included elsewhere in this Proxy Statement.

Our independent auditors report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by BDO Seidman, LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

The following table discloses the fees paid to BDO Seidman, LLP for the fiscal years ending September 30, 2004, and September 30, 2003.

	2004	2003
Audit Fees	$442,269	$364,568
Audit-Related Fees	61,200	91,101
Tax Fees	50,565	12,714
All Other Fees	—	—

Audit Fees include fees for professional services performed for the audit of our annual financial statements, and review of financial statements included in our SEC filings, Proxy Statements, and Registration Statements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the attendance at our Audit Committee meetings and our Annual Shareholders’ Meeting. This category includes fees related to assistance in employee benefit and compensation plan audits and consulting on financial accounting/reporting standards.

Tax Fees primarily include professional services performed with respect to review of our original and amended tax returns and those of our consolidated subsidiaries, and for state, local and international tax consultation.

All Other Fees are fees for other permissible work performed that does not meet the above category descriptions.

The Audit Committee of our Board of Directors has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of BDO Seidman, LLP, and has concluded that that such services are compatible with BDO Seidman, LLP’s independence as our auditors.

The Audit Committee has also met and discussed with management and with our legal and accounting advisors the new rules and regulations under the recently adopted Sarbanes-Oxley Act of 2002, and related SEC and Nasdaq rules. We believe we have met all requirements of the new rules, several of which were first adopted and published in November 2003. We intend to continue to review these new rules and the charters of our various standing committees, and will make any required changes as well as other changes or improvements deemed appropriate by our Board of Directors and each committee.

All Audit Committee members are “independent” as defined and required under the Nasdaq listing standards and the rules and regulations of the SEC. All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. The Board has determined that at least one member of the Audit Committee, Mr. Robert D. Repass, is a “financial expert,” and that Mr. Repass is “independent” as defined by the rules and regulations of the SEC. Our Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

The Compensation Committee. The Compensation Committee currently comprises Messrs. Maples, Repass, Sarnoff and Winkelman. During fiscal 2004, the Compensation Committee was charged with the responsibility of determining the compensation of our Chief Executive Officer. Under the new Nasdaq listing standards, the Compensation Committee is now also charged with the responsibility of determining (or recommending to the independent members of our Board of Directors to determine) the compensation of all other executive officers. In addition, under the new listing standards, Mr. Lind, our Chief Executive Officer, may not attend the meeting of the Compensation Committee when his compensation is being deliberated.

In June 2004, our Board of Directors approved a Charter of the Compensation Committee, a copy of which is attached to this Proxy as Appendix A. A copy of the charter will also be made available free of charge by a written request made to our Director of Corporate Publications, at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Governance Committee”) comprises Messrs. Maples, Repass, Sarnoff and Winkelman. The primary purpose of the Governance Committee is to identify and recommend to our Board of Directors individuals who are qualified to become members of our Board of Directors and the committees of our Board of Directors. The Governance Committee is also responsible for recommending to the Board of Directors corporate governance principles, providing oversight of the annual performance review process of our Board of Directors and the committees of our Board of Directors and for facilitating interaction between our management and our Board of Directors and committees of our Board of Directors.

All members of the Governance Committee meet the test for independence set forth in the Nasdaq Marketplace Rules. In June 2004, our Board of Directors approved a Charter of the Governance Committee, a copy of which is attached to this Proxy as Appendix B. A copy of the charter will also be made available free of charge by a written request made to our Director of Corporate Publications, at 206 Wild Basin Road, Building B, Fourth Floor, Austin, Texas 78746.

Pursuant to the Governance Committee Charter, the Governance Committee will consider nominees recommended by shareholders, but has not established procedures for shareholders to submit such recommendations.

Our directors play a critical role in guiding our strategic direction and overseeing the management of our business. The Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our shareholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all board and committee responsibilities. When reviewing potential director candidates, the Governance Committee considers the following factors:

•	The appropriate size of our Board of Directors and its committees;

•	The perceived needs of our Board of Directors for particular skills, background and business experience;

•	The skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of our Board of Directors;

•	Nominees’ independence from management;

•	Nominees’ experience with accounting rules and practices;

•	Nominees’ background with regard to executive compensation;

•	Applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	The benefits of a constructive working relationship among directors; and

•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of our business and shareholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the Nasdaq rules.

The Governance Committee will review the qualifications and backgrounds of the current directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews such directors to determine whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, and SEC and Nasdaq rules, and the level of the candidate’s financial expertise. Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

The Special Committee. Our Board previously had a standing Special Committee that comprised Messrs. Repass, Sarnoff and Winkelman. The Special Committee was formed for the purpose of facilitating the transition of Mr. Lind as our Chief Executive Officer, and negotiating our Employment Agreement with our former Chief Executive Officer, described below under the heading “Information Regarding Executive Compensation – Employment Agreements.” On December 10, 2003, the Special Committee was merged into the Nominating and Corporate Governance Committee, since the two committees had identical membership and similar purposes. Any outstanding business of the Special Committee will be completed by the Nominating and Corporate Governance Committee.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934 that might incorporate all or portions of future filings, including this proxy statement, with the SEC, in whole or in part, the following Report of the Compensation Committee of our Board of Directors, the Report of the Audit Committee of our Board of Directors which follows and the Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act of 1933 or the Securities and Exchange Act of 1934, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Report of the Compensation Committee

Overview and Philosophy. The Compensation Committee of our Board of Directors regularly reviews compensation packages for all executive officers. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans. Our Compensation Committee currently comprises Messrs. Maples, Repass, Sarnoff and Winkelman, who are all “independent directors,” as required by the new Nasdaq Marketplace Rules.

It is the Compensation Committee’s objective that executive compensation be directly related to the achievement of our planned goals, and to enhancement of corporate and shareholder values. The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology-related skills of most of our technology team have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type we need to achieve our objectives. The Compensation Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives, who are essential to the attainment of our ambitious long-term goals.

For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Stock Options. The Compensation Committee believes that:

•	The grant of stock options to executive employees has been an essential ingredient to enabling us to achieve our growth and attain our business objectives;

•	We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our employees;

•	Our employees have met these challenges and made these extraordinary commitments, primarily because of the reward and incentive provided by the historical and prospective grant of stock options.

When recommending the grant of stock options, the Compensation Committee considers the number and terms of options previously granted, industry practices, the optionee’s level of responsibility, and assumed potential stock value in the future. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options are intended to align the long-term interests of our executive officers with those of our shareholders, as our executive officers will receive no benefit from the grant of stock options, which represent a significant part of each executive officer’s total compensation, unless there occurs an increase in the value of the common shares held by our shareholders.

Cash Compensation. The Compensation Committee believes that annual cash compensation should be paid commensurate with attained performance. Accordingly, our executive cash compensation consists of a fixed base compensation (salary) and variable incentive compensation (annual bonus), where the annual bonus can potentially be the largest component of cash compensation only if the executive and the company are able to meet or exceed performance related goals that, if attained, are expected to result in an increase in overall company and shareholder value. Base salaries for executive officers are established considering a number of factors, including the executive’s individual performance and measurable contribution to our success, and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports management’s compensation philosophy of moderate fixed compensation for elements such as base salary with the potential for significant bonuses for achieving performance related goals. Base salary and bonus award decisions are made as part of our structured annual review process.

Benefits. We provide benefits to the named executive officers that are generally available to all of our employees. For fiscal year 2004, the amount of executive level benefits and prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus of the applicable executive officer.

Chief Executive Officer Performance and Compensation. Mr. Lind’s current salary was established in March 2004. Mr. Lind participated to a limited extent in the Committee’s deliberations on his compensation. His participation generally consisted of answering questions from the Committee regarding his goals and objectives for the year and his observations on the peer group to which his compensation is compared. However, Mr. Lind is not present during that portion of the Compensation Committee’s meeting where his performance is evaluated and his compensation determined.

It is the opinion of the Compensation Committee that these compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our shareholders with progressive and competitive executive compensation practices in an equitable manner.

The Compensation Committee:

Thomas W. Sarnoff, Chairman

Michael J. Maples, Sr.

Robert D. Repass

John M. Winkelman

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee comprises four nonemployee members of our Board of Directors. There are no interlocks between our Compensation Committee and any other entities involving our directors and executive officers who serve as executive officers of such entities.

Report of the Audit Committee

The Audit Committee acts under a written charter first adopted and approved by our Board of Directors on June 15, 2000 and amended on August 15, 2002, and again on December 10, 2003.

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. It is also not the responsibility of the Audit Committee to assure compliance by us with laws and regulations.

Based on the Audit Committee’s:

•	Review of our audited financial statements for the fiscal year ended September 30, 2004;

•	Discussions with our management regarding our audited financial statements;

•	Receipt of written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1;

•	Discussions with our independent auditors regarding the auditor’s independence and the matters required to be discussed by the Statement on Auditing Standards 61 and 90; and

•	Other matters the Audit Committee deemed relevant and appropriate,

The Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2004 be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert D. Repass, Chairman

Michael J. Maples, Sr.

Thomas W. Sarnoff

John M. Winkelman

PROPOSAL TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected BDO Seidman, LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending September 30, 2005. BDO Seidman, LLP has acted in such capacity since its appointment in fiscal year 1999. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

For a description of the fees paid to BDO Seidman, LLP during the fiscal years ended September 30, 2004 and 2003, see, “Proposal One – Election of Directors; Committees of our Board of Directors.”

Vote Required and Board of Directors Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting, and that vote for or against, is required to approve Proposal Two. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF BDO SEIDMAN, LLP, AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date with respect to the number of shares of common stock owned by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent (2)
T. Rowe Price Associates, Inc. 100 E. Pratt St. Baltimore, Maryland 21202	3,313,995	(4)	11.83

Royce and Associates 1414 Avenue of the Americas New York, New York 10019	3,141,738	(3)	11.21

RS Investment Management, L.P. 388 Market Street, Suite 200 San Francisco, California 94111	2,014,900	(4)	7.19

American Express Financial Corp. 50606 AXP Financial Center Minneapolis Minnesota 55474	1,942,890	(4)	6.93

Barclays Bank PLC 54 Lombard Street London EC3P 3AH U.K.	1,402,000	(4)	5.00

Clifton E. Lind	1,807,686	(5)	6.27

Brendan M. O’Connor	374,250	(6)	1.32

Gary L. Loebig	313,662	(7)	1.11

John M. Winkelman	200,000	(8)	*

Craig S. Nouis	205,000	(9)	*

Dirk D. Heinen	166,250	(10)	*

Robert D. Repass	152,500	(11)	*

Thomas W. Sarnoff	130,000	(12)	*

Michael J. Maples, Sr.	—		*

All executive officers and directors as a group (12 persons)	3,611,398	(13)	11.78

*	Less than one percent.
(1)	Unless otherwise noted, the address for all officers and directors is the address of our principal executive offices at 206 Wild Basin, Building B, Fourth Floor, Austin, Texas 78746.
(2)	Based upon 28,025,065 shares outstanding at the close of business on January 13, 2005.
(3)	As reported on Schedule 13G filed with the Securities and Exchange Commission as of October 2004.
(4)	As reported on Schedule 13F filed with the Securities and Exchange Commission as of September 2004.
(5)	Consists of (i) 905,620 shares owned by Mr. Lind, (ii) 822,566 shares issuable upon the exercise of options that are currently exercisable, (iii) 27,000 shares held in various retirement accounts, and (iv) 52,500 shares held by the Lind Family Partnership.
(6)	Consists of 374,250 shares issuable upon the exercise of stock options that are currently exercisable.
(7)	Consists of 313,662 shares issuable upon the exercise of stock options that are currently exercisable.
(8)	Consists of 200,000 shares issuable upon the exercise of stock options that are currently exercisable.
(9)	Consists of 205,000 shares issuable upon the exercise of stock options that are currently exercisable.
(10)	Consists of (i) 2,500 shares owned by Mr. Heinen, (ii) 107,500 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 56,250 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.
(11)	Consists of 152,500 shares issuable upon the exercise of stock options that are currently exercisable.
(12)	Consists of 130,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13)	Consists of (i) 989,370 shares owned, (ii) 2,565,778 shares issuable upon the exercise of stock options that are currently exercisable, and (iii) 56,250 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Our executive officers and their respective ages and positions with us are as follows:

Name	Age	Position
Clifton E. Lind	58	President and Chief Executive Officer
Gary L. Loebig	56	Executive Vice President of Sales
Brendan M. O’Connor	45	Executive Vice President and Chief Technology Officer
Robert F. Lannert	49	Executive Vice President of Class II Gaming
Craig S. Nouis	42	Vice President and Chief Financial Officer
P. Howard Chalmers	61	Senior Vice President of Planning and Corporate Communications
Dirk D. Heinen	43	Senior Vice President of Operations
Scott A. Zinnecker	56	Vice President of Human Resources

Clifton E. Lind has been our Chief Executive Officer since February 2003. From June 1998 until February 2003, Mr. Lind was our President and Chief Operating Officer. Mr. Lind has been a director of ours since May 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, a high-tech manufacturing and services company. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind, which provided management and financial consulting services. Mr. Lind received a Bachelor of Business Administration degree in Finance and a Master of Business Administration degree from the University of Texas at Austin.

Gary L. Loebig became our Vice President for New Market Development upon joining us in December 1998 and was elected Executive Vice President of Sales in December 2001. From 1984 until joining us in December 1998, Mr. Loebig was employed by Stuart Entertainment, doing business as Bingo King, a publicly traded company engaged in the manufacture and sale of bingo cards and related equipment and products. With Bingo King, Mr. Loebig served in various capacities, beginning as general sales manager and last serving as Senior Vice President – Market and Product Development. Mr. Loebig received both Bachelor and Master of Business Administration degrees from the University of Iowa.

Brendan M. O’Connor became our Senior Vice President and Chief Technical Officer upon joining us in January 2002. From January 2001 until January 2002, Mr. O’Connor worked as a technical consultant for us. From 1995 until January 2001, Mr. O’Connor was a Senior Software Architect at The Boeing Company’s Space and Communications Group, where he led a team that developed software for satellite ground systems. He has over 18 years of experience developing software systems. Mr. O’Connor received a Bachelor of Arts in Chemistry from New College of Florida and Master of Arts in Chemistry and Master of Science in Aerospace Engineering degrees from the University of Texas at Austin.

Robert F. Lannert was our Vice President of Computer and Data Processing Operations from August 1997 until being elected Executive Vice President of Class II Gaming in December 2001. Mr. Lannert has been employed by us since June 1996, and was supervisor of computer and data processing operations until being elected Vice President. From 1988 until August 1995, Mr. Lannert was Director of Data Processing for DeBartolo Racing at Remington Park in Oklahoma City, and from August 1995 until joining us, Mr. Lannert was Vice President of Operations for Spector Entertainment Group. He received a Bachelor of Science in Political Science from Arizona State University.

Craig S. Nouis joined us as Vice President and Chief Financial Officer in August 2001. From January 2001 until August 2001, Mr. Nouis served as an independent contractor to us and others providing financial and accounting services. For more than five years prior to that, Mr. Nouis was employed by BDO Seidman, LLP, last serving as audit partner. Mr. Nouis received a Bachelor of Science in Accounting from the University of Houston at Clear Lake.

P. Howard Chalmers joined us in February 2003 as Senior Vice President of Planning and Corporate Communications, after serving as a management consultant to us for several years. From 1978 to 2003, he had served as President and Principal Consultant for Chalmers & Co., where he gained a national reputation for providing strategic planning and organizational development support to a broad range of both entrepreneurial companies and nonprofit organizations. Chalmers is active in civic and charitable organizations, having served as Chairman of the Board of KLRU, Austin’s public television station, and as President and CEO of the Lance Armstrong Foundation. He was instrumental in creating Austin City Limits, currently the longest-running music program on television, and served as Executive Producer of that program in its early years. Mr. Chalmers received a Bachelor of Arts from the University of Texas at Austin.

Dirk D. Heinen has been our Senior Vice President of Operations since January 2003. He joined us in February 2002 as a consultant. From 1998 through 2001, Mr. Heinen was a founder and Vice President of Operations for Wayport, a privately held company providing high-speed Internet access for business travelers in hotels and airports throughout North America and Europe. From 1987 through 1998, Mr. Heinen served in a variety of marketing positions for Advanced Micro Devices PC and its embedded-processor business units. Mr. Heinen received Bachelor of Arts and Master of Business Administration degrees from the University of Texas at Austin.

Scott A. Zinnecker joined us in January 2003 as Vice President of Human Resources. Mr. Zinnecker, who has over 30 years’ human resources experience, came to us from Activant Solutions, where he was Corporate Vice President of Human Resources from 1997 to 2003. From November 1986 to August 1997, he was Vice President of Human Resources for KDT Industries, Inc., and its spin-off company, Arrowsmith Technologies, Inc. Mr. Zinnecker received a Bachelor of Science in Sociology from Texas A&M University.

Summary Compensation Table

The following table sets forth information concerning the annual compensation for our Chief Executive Officer and for each of our four next most highly compensated executive officers whose salary and bonus exceeded $100,000 for services rendered to us during the fiscal year ended September 30, 2004 (the “named executive officers”):

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Shares Underlying Options (#)(1)	All Other Compensation ($)
Clifton E. Lind President and CEO	2004 2003 2002	437,885 373,384 258,600	25,000 250,000 501,800	— 440,000 40,000	— — —

Gary L. Loebig Executive Vice President of Sales	2004 2003 2002	153,000 157,618 152,039	37,500 150,000 250,900	— — —	— — —

Brendan M. O’Connor Executive Vice President and Chief Technical Officer	2004 2003 2002	158,006 157,875 115,846	37,500 150,000 250,900	— —	— — 36,480	(2)

Craig S. Nouis Vice President and CFO	2004 2003 2002	209,694 208,788 163,369	27,500 150,000 250,900	— — —	— — —

Dirk D. Heinen Senior Vice President of Operations	2004 2003	181,731 130,038	27,500 75,000	— 40,000	— 59,808	(3)

(1)	Consists of shares of common stock underlying options granted pursuant to our Stock Option Plans. (See “Stock Option Plans” below).
(2)	Prior to joining us in January 2002, Mr. O’Connor’s services were rendered through a consulting arrangement. Amount includes $36,480 paid under this arrangement.
(3)	Prior to joining us in January 2003, Mr. Heinen’s services were rendered through a consulting arrangement. Amount includes $59,808 paid under this arrangement.

Option Grants During Fiscal 2004

No option grants were made to our named executive officers during the fiscal year ended September 30, 2004.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Value

The following table sets forth information regarding the exercise of stock options during the fiscal year ended September 30, 2004 and the unexercised stock options held at September 30, 2004 by the named executive officers.

Name	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clifton E. Lind	20,000	277,582	732,566	450,000	$7,971,516	$3,731,055
Gary L. Loebig	68,840	1,435,135	313,662	67,500	4,092,462	833,459
Brendan M. O’Connor	64,500	1,118,838	374,250	18,750	5,292,859	220,093
Craig S. Nouis	20,000	408,066	205,000	75,000	2,406,352	880,373
Dirk D. Heinen	25,000	355,718	97,500	142,500	495,863	684,338

(1)	Market value of the underlying common stock at fiscal year end ($15.505 per share), minus the exercise price.

Stock Option Plans

We currently maintain nine compensation plans that provide for the issuance of our common stock to directors, officers, employees and consultants. These plans consist of the 1994 Employee Stock Option Plan, 1994 Director Stock Option Plan, 1996 Incentive Stock Plan, President’s Stock Option Plan, 1998 Senior Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan, 2002 Stock Option Plan, 2003 Outside Directors Stock Option Plan, each of which has been approved by our shareholders. We also occasionally issue options on an ad hoc basis, as described in further detail below. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the below-described plans as of September 30, 2004.

	Equity Compensation Plan Information
Plan Category	Securities to be issued upon exercise of outstanding options, warrants, and rights(#)	Weighted-average exercise price of outstanding options, warrants, and rights($)	Securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	4,314,372	$4.34	2,924,693
Equity compensation plans not approved by security holders	970,050	7.03	—

Total	5,284,422	$6.31	2,924,693

Ad Hoc Option Grants

In addition to options granted under our stock option plans, from time to time we also make option grants on an ad-hoc basis to newly-hired employees or independent contractors as an inducement to provide services to us. At September 30, 2004, there were outstanding options to purchase 970,050 shares of common stock at exercise prices ranging from $1.27 to $15.48 per share that we have granted on an ad hoc basis.

Director Compensation Plan

On October 1, 2002, we adopted a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of our Board of Directors. Under the Director Compensation Plan, each of our directors, including directors who are also regular full-time employees will receive $20,000 per year. In addition, each director will receive $500 for each board meeting attended in person, $250 for each board meeting attended by telephone, $400 for each committee meeting attended in person and $200 for each committee meeting attended by telephone. Members of our Audit Committee will also receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who will receive $20,000 per year for serving on the Audit Committee as its Chairman. In no event will any director receive more than $60,000 in combined fees during any fiscal year. In general, each sitting director will receive an option grant on an annual basis for 20,000 shares of common stock that will vest over a six-month period. Directors on the Audit Committee receive additional option grants for 10,000 shares of common stock that will vest similarly.

On October 1, 2004, the Company adopted a new plan to compensate the members of its Board of Directors for their services as directors, including serving on committees of the Board. Under the Director Compensation Plan, each of the Company’s directors, including directors who are also regular full-time employees, will receive $37,500 per year, except for the Chairman of the Board, who will receive $75,000 per year. In addition, each director will receive $500 for each board meeting attended in person, $250 for each board meeting attended by telephone, $400 for each committee meeting attended in person and $200 for each committee meeting attended by telephone. The members of the Audit Committee will also receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who will receive $25,000 per year for serving on the Audit Committee as its Chairman. In general, each sitting outside director will receive an option grant on an annual basis for 10,000 shares of Common Stock that will vest six months from the date of grant. However, the underlying shares are subject to restrictions which prevent the sale of such shares. These restrictions on the sale of the underlying shares lapse with respect to 25% of the shares annually, commencing on October 1, 2005.

Employment and Change of Control Agreements

In general, we do not have employment agreements with our executive officers.

Employment Agreement with Clifton E. Lind. On September 9, 2004, we entered into an Executive Employment Agreement with Clifton E. Lind to provide for Mr. Lind to continue as Multimedia’s President and Chief Executive Officer, and setting forth certain terms of Mr. Lind’s employment. The agreement provides that Mr. Lind will receive an annual base salary of $450,000 and will be eligible to receive incentive compensation on an annual basis as determined by the compensation committee of Multimedia’s Board of Directors, based upon a performance review of Mr. Lind performed by the Compensation Committee. The agreement also specifies that Mr. Lind will be eligible to receive all customary and usual fringe and other benefits generally available to our executive officers, in accordance with the terms and conditions of any applicable benefit plans, including group health, life and disability insurance and participation in Multimedia’s 401(k) plan.

In the event that Mr. Lind’s employment is terminated without cause or Mr. Lind terminates his employment for good reason (as defined in the agreement), subject to Mr. Lind’s observance of the surviving terms of the agreement and Mr. Lind’s execution of a full general release, Mr. Lind will receive (i) his base salary for 18 months, in equal monthly installments, following the date of termination, (ii) one year of his projected incentive compensation, and (iii) full acceleration of the vesting of any unexercised or unvested stock options that he holds. In the event that Mr. Lind voluntarily resigns as President and Chief Executive Officer, for any reason, Mr. Lind will receive his base salary for 18 months, in equal monthly installments, following the date of termination and one year of his projected incentive compensation. Upon the termination of Mr. Lind’s employment for any reason, Mr. Lind will be prohibited from (i) working for, providing assistance to, or investing in (subject to certain exceptions) any business that is competitive with that of Multimedia for a period of 18 months, (ii) soliciting any of our customers, prospective customers or disparaging Multimedia for a period of 12 months, (iii) soliciting any of our employees for a period of 18 months, and (iv) disclosing any of our confidential information.

Employment Agreement with Gordon T. Graves. On March 26, 2003, as part of the CEO succession process, we entered into an employment agreement with Gordon Graves whereby Mr. Graves resigned as our CEO on February 18, 2003 (the effective date of the agreement). Under the terms of this agreement, Mr. Graves was to serve as the Chairman of our Board of Directors and as a member of our Executive Committee through September 2003, and for 30-day successive periods thereafter, at the option of our Board of Directors. Mr. Graves resigned as our Chairman on December 9, 2003, and resigned as an employee on December 18, 2003. Pursuant to the agreement, Mr. Graves received a salary of $12,500 per month for his services as an employee until November 22, 2003.

Among other things, the employment agreement also contains a covenant not to compete by Mr. Graves; it begins on the effective date of the agreement and extends for a period of three years from the time Mr. Graves is no longer affiliated with us as a member of our Board of Directors, executive officer or otherwise. At the end of the three-year period, Mr. Graves, at his option, may continue not to compete against us. In consideration for his promise not to compete, Mr. Graves will receive $250,000 per annum, payable monthly, commencing in February 2003 and ending upon Mr. Graves’ death or his decision to compete against us. As of March 31, 2003, we recorded a liability for approximately $2.0 million based on the present value of the estimated payments due Mr. Graves under the covenant not to compete during the actuarial life expectancy of Mr. Graves of 16 years. A corresponding intangible asset of approximately $2.0 million was recorded for the covenant not to compete, and is being amortized on a straight-line basis over 5 years.

Stock Option Agreements. Virtually all of the stock option agreements with each of our named executive officers and other executive officers and key employees provide for full vesting of all unvested shares in the event of a change of control of us. Change of control, as defined in the agreements, means any merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock.

Stock Option Agreements with Clifton E. Lind. In addition to the change of control vesting described above, our stock option agreements with Clifton E. Lind provide for full vesting of all unvested shares subject to his option upon the termination by Mr. Lind of his employment for good reason. Good reason, as defined in the agreement, relates to a diminution of Mr. Lind’s salary, position or responsibilities within our company. Our agreements with Mr. Lind also provide for acceleration of vesting as to all unvested shares that would otherwise vest through the second anniversary of our termination of Mr. Lind without cause, or Mr. Lind’s termination of his employment without good reason.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Certain Officers and Directors

On April 12, 2001, Clifton E. Lind, the Company’s President and CEO, exercised his option to purchase 855,000 shares of the Company’s Common Stock. This purchase was made by way of a recourse promissory note issued to the Company, as permitted by the President’s Stock Option Plan of 1998. The note was fully recourse to Mr. Lind’s other personal assets, and bore interest at a rate of 6%.

In March 2002, the Company loaned Mr. Lind $355,000 to fund his income tax liability related to the April 12, 2001 option exercise. In April 2003, this advance was repaid in full.

In April 17, 2002, Mr. Lind exercised additional options to purchase 120,432 shares of Common Stock at an aggregate purchase price of $199,908. This purchase was also made by way of a recourse note issued to the Company as permitted by the President’s Stock Option Plan of 1998, and was also fully recourse to Mr. Lind’s other personal assets and bore interest at a rate of 6%.

During March 2004, Mr. Lind surrendered 65,196 shares of Common Stock at the stated fair market value of $24.52 per share at the time of the exchange, to settle his outstanding note in the amount of approximately $1,466,000, and additional amounts owed totaling $133,000.

During February 2003, Gordon T. Graves, the Company’s former CEO, surrendered 61,716 shares of Common Stock, at the stated fair market value of $10.44 per share at the time of the exchange, to settle his outstanding note in the amount of approximately $644,000.

At September 30, 2004, we had no notes receivable from officers or directors.

Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Texas law. We have entered into indemnification agreements with all of our directors and have purchased directors’ and officers’ liability insurance. In addition, our articles of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 submitted to us during and with respect to fiscal 2004, all statements of beneficial ownership that were required to be filed with the SEC were timely filed, except that the Form 4 filings disclosing the grant of stock options to purchase 10,000 shares of common stock at an exercise price of $14.835 (the fair market value as of the date of grant) to each of our outside directors, and an open-market purchase of 1,000 shares by Clifton E. Lind were filed late.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares on a cumulative basis the percentage change, since September 30, 1999, in the total shareholder return on our common stock, with (a) the total return on the NASDAQ Composite Index, which is being used as the required broad entity market index, and (b) the total return for a selected peer group index (the “Peer Group”). The Peer Group consists of Progressive Gaming International Corp. (formerly Mikohn Gaming Corp.), International Game Technology, WMS Industries, Inc., Alliance Gaming Corp., and Shuffle Master, Inc. The graph assumes (i) investment of $100 on September 30, 1999 in our common stock, the NASDAQ Composite Index and the common stock of the Peer Group.

Date	MGAM	Peer Group	Nasdaq Composite Index
September 30, 1999	100	100	100
September 30, 2000	187	195	162
September 30, 2001	481	416	217
September 30, 2002	894	757	89
September 30, 2003	1652	1051	70
September 30, 2004	1407	1070	107

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

2006 ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2006 annual meeting, the proposal must be received at our principal executive offices, addressed to our Secretary, not later than September 23, 2005. Should a shareholder proposal be brought before the 2006 annual meeting, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on December 12, 2005.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable.

By order of the Board of Directors

Clifton E. Lind
Chief Executive Officer

Austin, Texas

February 2, 2005

APPENDIX A

CHARTER FOR

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Multimedia Games, Inc. (the “Company”), and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee’s compensation philosophy as in effect from time to time.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of at least three directors, each of whom shall satisfy the independence requirements of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may, subject to approval of the Board, serve on the Committee pursuant to, and subject to the limitations under, the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq. A director shall not serve as a member of the Committee if the Chief Executive Officer or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

The members shall be appointed by the Board after consideration of the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board after consideration of the recommendation of the Nominating and Corporate Governance Committee. Unless a chairman is elected by the Board, the members of the Committee may designate a chairman by the majority vote of the full Committee membership. The Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. Any actions taken by the Committee during any period in which one or more members fail for any reason to meet the membership requirements set forth above shall be nonetheless duly authorized actions of the Committee for all corporate purposes.

III. MEETINGS

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any consulting firm used to evaluate director, CEO or executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

The Committee shall meet as often as it deems appropriate to review the compensation of the executive officers, directors and, if it chooses, other employees of the Company, and otherwise perform its duties under this charter.

The Committee may, as appropriate, maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Determine all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation. The Chief Executive Officer may not be present during such voting or deliberations.

2.	Develop annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives.

3.	Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

4.	Review and approve incentive-based or equity-based compensation plans in which the Company’s executive officers participate, make recommendations to the Board regarding salaries, incentive and equity awards for other executive officers and oversee the evaluation of management.

5.	Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

6.	Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors relative to comparable companies in the Company’s industry.

7.	Review and propose to the Board from time to time changes in director compensation.

8.	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

9.	Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

CHARTER OF

THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Multimedia Games, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements. In general, the Committee exercises oversight with respect to the governance of the Company and the Board.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) recommend to the Board, on at least an annual basis, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal and make appropriate recommendations to the Board; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, (vi) provide oversight and lead the Board in an annual performance review and evaluation of the Board and each committee, and (vii) facilitate effective interaction between management of the Company and the Board and its committees.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may serve on the Committee (1) if the individual is an officer who owns or controls more than 20% of the Company voting securities or (2) pursuant to the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.% A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III. MEETINGS

The Committee shall meet as often as it deems necessary—but not less often than semiannually—to fulfill its responsibilities hereunder. The Committee may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall, when appropriate, maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

A. Nominating Functions

1.	Evaluate and recommend to the Board director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee may but need not evaluate or propose such nomination, unless required by contract or requested by the Board.

2.	Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3.	Consider any nominations of director candidates validly made by stockholders.

4.	Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B. Corporate Governance Functions

1.	Develop, recommend for Board approval, and review on an ongoing basis the corporate governance principles applicable to the Company. Such principles shall include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

2.	In consultation with the Audit Committee, consider and present to the Board for adoption a Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. The Committee shall review such Code of Ethics periodically and recommend such changes to such Code of Ethics as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Ethics.

3.	Consult with the Audit Committee and the Board regarding the Board’s adoption of a Code of Business Conduct and Ethics applicable to all employees and directors and required by the rules of The Nasdaq Stock Market, and adopt procedures for monitoring and enforcing compliance with such Code of Business Conduct.

4.	Review, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and report to the Board regarding the same.

5.	Develop criteria for the evaluation of Board and committee performance.

6.	Review and recommend to the Board changes to the Company’s bylaws as needed.

7.	Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

8.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MULTIMEDIA GAMES, INC.

206 Wild Basin

Building B, Fourth Floor

Austin, Texas 78746

(512) 334-7500

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS, MARCH 2, 2005

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 2, 2005, and hereby appoints Thomas W. Sarnoff and Clifton E. Lind, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on March 2, 2005 at 9:30 a.m., local time, at the offices of our outside legal counsel, DLA Piper Rudnick Gray Cary US LLP, located at 1221 South Mopac Expressway, Fourth Floor, Austin, Texas, 78746, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	Election of Directors.

☐	FOR all the nominees listed below (except as indicated).

☐	WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Thomas W. Sarnoff	Clifton E. Lind	Michael J. Maples, Sr.

Robert D. Repass	John M. Winkelman.

2.	To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2005.

☐	FOR

☐	AGAINST

☐	ABSTAIN

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including approving any such postponement or adjournment, if necessary.

Proxy Card 1

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

Dated: , 2005

Signature:

I plan to attend the meeting: ☐

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its president or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

February 2, 2005

Austin, Texas

Proxy Card 2